Exhibit 99.1

TUCOWS REPORTS CONTINUED STRONG FINANCIAL PERFORMANCE FOR FIRST
QUARTER FISCAL 2003

— Company reports sixth consecutive quarter of positive cash flow from operations and third consecutive quarter of profitability —

Summary Financial Results
Tucows Inc.
(Numbers in Thousands, Except Per Share Data)

	Three months ended March 31, 2003	Three months ended March 31, 2002
Net Revenue	$8,997	$9,927	*
Income (Loss) from Operations	618	(1,163)
Net Income	880	766
Net Income/Share	0.01	0.01
Cash Flow from Operations	710	706

* Includes $1.6 million in revenue from products and services that were disposed of during fiscal 2002

TORONTO, CANADA, May 7, 2003 – Tucows Inc. (OTCBB: TCOW), a leading provider of outsourced Internet services to ISPs and web hosting companies worldwide, today reported its results for the first quarter of fiscal 2003 ended March 31, 2003. The quarter was highlighted by:

•                  net revenue of $9.0 million;

•                  record income from operations of $618,000;

•                  record deferred revenue of $25.8 million;

•                  positive cash flow from operations of $710,000;

•                  net income of $880,000; and

•                  a record number of domain name transactions.

“The first quarter of fiscal 2003 marked the continuation of the strong operational and financial performance that we achieved throughout 2002, despite a challenging market environment where the demand for new names essentially remained flat and competition remained intense,” said Elliot Noss, president and chief executive officer, Tucows Inc. “Through efficient management of our operations and financial discipline, we achieved our sixth consecutive quarter of positive cash flow from operations and third consecutive quarter of profitability, further strengthening the financial foundation upon which we will continue to grow the Company.”

For the first quarter of fiscal 2003, net revenue was $9.0 million compared to $8.3 million for the first quarter of fiscal 2002 (excluding $1.6 million in revenue from products and services that were disposed of during fiscal 2002).

Net income for the quarter was $880,000, or $0.01 per share, compared to $766,000, or $0.01 per share, for the first quarter of fiscal 2002.  Net income for the current quarter included a gain of $547,000 resulting from the change in fair value of forward contracts and a gain of $236,000 associated with the disposal of the Company’s registry management services business in March 2002.  Net income for the same quarter of last year included a gain of $2.0 million realized on the sale of the registry management services business.

Deferred revenue at March 31, 2003, was $25.8 million, an increase of 12% from $22.9 million at March 31, 2002, and an increase of 6% from $24.4 million at December 31, 2002.  Deferred revenue at March 31, 2002, included deferred revenue of $2.1 million from products and services that were disposed of during fiscal 2002.

Cash and restricted cash at the end of the first quarter of fiscal 2003 increased to $10.3 million from $9.8 million at the end of the fourth quarter of fiscal 2002. The increase is primarily the result of positive cash flow from operations for the quarter of $710,000 and the gain on the disposal of the registry management services business of $236,000.

Domain names registered, renewed and transferred-in for the first quarter of fiscal 2003 totaled approximately 772,000, a record number of direct transactions in a single quarter. Total active domain names under management at the end of the first quarter of fiscal 2003 increased by approximately 88,000 to 3.5 million.

Conference Call

Tucows will host a conference call on Wednesday, May 7, 2003, at 5:00 p.m. (ET) to discuss its first quarter fiscal 2003 results. Participants can access the conference call via the Internet at www.tucows.com by clicking on “About Tucows” and then on “Investor Relations.”

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-695-5800 or 1-800-408-3053 and enter the pass code 1407324. The telephone replay will be available until Wednesday, May 14, 2003, at midnight. To access the archived conference call via the Internet, go to www.tucows.com and click on “About Tucows” and then on “Investor Relations.”

About Tucows

Tucows Inc. is a leading provider of outsourced Internet services to ISPs and web hosting companies worldwide. An ICANN-accredited registrar, Tucows provides domain name registration services for generic and country code top-level domains (TLDs), plus digital certificates and email services. Tucows also distributes software and other digital content through its integrated network of affiliates and offers more than 30,000 software titles in libraries located around the world. For more information, please visit: http://www.tucows.com.

Contact:

Joanna Becket

Investor Relations

Tucows Inc.

416-538-5442

ir@tucows.com

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the continued growth and success of Tucows’ business, the ability to further develop and achieve commercial success for the company’s business strategy and the deployment of the company’s resources. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. More information about potential factors that could affect Tucows is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	March 31, 2003	December 31, 2002
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$9,546,932	$8,844,829
Restricted cash (note 1)	712,500	937,500
Accounts receivable	266,323	338,697
Prepaid expenses and deposits	2,243,506	1,951,086
Prepaid domain name registry fees, current portion	11,597,474	11,145,187
Total current assets	24,366,735	23,217,299

Prepaid domain name registry fees, long-term portion	4,207,477	3,700,340
Property and equipment	1,614,553	1,581,321
Investments	353,737	353,737
Total assets	$30,542,502	$28,852,697

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	$1,404,207	$1,605,630
Accrued liabilities	1,845,351	2,288,412
Customer deposits	1,955,843	1,957,657
Deferred revenue, current portion	19,111,915	18,431,100
Total current liabilities	24,317,316	24,282,799

Deferred revenue, long-term portion	6,664,804	5,929,917

Stockholders’ deficiency:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 64,626,429 shares issued and outstanding as of March 31, 2003 and December 31, 2002	8,540,687	8,540,687
Additional paid-in capital	49,992,129	49,992,129
Deferred stock-based compensation	(143,179)	(183,297)
Deficit	(58,829,255)	(59,709,538)
Total stockholders’ deficiency	(439,618)	(1,360,019)
Total liabilities and stockholders’ deficiency	$30,542,502	$28,852,697

Note 1:

The Company has entered into a series of forward exchange contracts, whereby an amount of U.S.$375,000 is converted into Canadian dollars on a semi-monthly basis from June 2002 until the end of December 2003.  As margin security against these Contracts, the Company placed $1,196,000 into secured term deposits, which mature on a monthly basis in line with the Contracts. The outstanding margin security in the amount of $712,500 is reflected as restricted cash on the balance sheet.

Tucows Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2003	2002

Net revenues	$8,996,914	$9,926,533
Cost of revenues	5,576,643	6,594,525
Gross profit	3,420,271	3,332,008

Operating expenses:
Sales and marketing (*)	912,336	1,104,856
Technical operations and development	831,769	1,058,929
General and administrative (*)	1,169,850	1,034,832
Depreciation of property and equipment	434,965	1,130,098
Amortization of intangible assets	—	166,666
Gain on change in fair value of forward contracts	(546,870)	—
Total operating expenses	2,802,050	4,495,381

Income (loss) from operations	618,221	(1,163,373)

Other income (expenses):
Interest income, net	26,449	17,846
Gain on disposal of Liberty Registry Management Services Inc.	235,613	1,955,443
Loss on disposal of Eklektix Inc.	—	(44,304)
Total other income (expenses)	262,062	1,928,985

Income before provision for income taxes	880,283	765,612
Provision for income taxes	—	—

Net income for the period	$880,283	$765,612

Basic and diluted earnings per share	$0.01	$0.01

Shares used in computing basic and diluted earnings per common share	64,626,429	64,626,429

(*) Stock-based compensation has been included in operating expenses as follows:
Sales and marketing	$27,105	$27,105
General and administrative	$13,013	$13,013

Tucows Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2003	2002

Cash provided by (used in):
Operating activities:
Net income for the period	$880,283	$765,612
Items not involving cash:
Depreciation of property and equipment	434,965	1,130,098
Amortization of intangible assets	—	166,666
Gain on change in the fair value of forward contracts	(546,870)	—
Stock-based compensation	40,118	40,118
Gain on disposal of Liberty Registry Management Services Inc.	(235,613)	(1,955,443)
Loss on write-off of Eklektix Inc.	—	44,304
Change in non-cash operating working capital:
Accounts receivable	72,374	207,834
Prepaid expenses and deposits	(5,839)	28,650
Prepaid domain name registry fees	(959,424)	(904,364)
Accounts payable	(201,423)	(44,498)
Accrued liabilities	(182,772)	(344,506)
Customer deposits	(1,814)	73,196
Deferred revenue	1,415,702	1,498,445

Cash provided by operating activities	709,687	706,112

Financing activities:
Repayments of obligations under capital leases	—	(19,776)

Cash used in financing activities	—	(19,776)

Investing activities:
Additions to property and equipment	(468,197)	(205,374)
Decrease in restricted cash - being margin security against forward exchange contracts	225,000	—
Proceeds on disposal of Liberty Registry Management Services Inc., net of cash disposed	235,613	938,889
Proceeds on disposal of Eklektix Inc., net of cash disposed	—	(30,628)

Cash (used in) provided by investing activities	(7,584)	702,887

Increase in cash and cash equivalents	702,103	1,389,223
Cash and cash equivalents, beginning of period	8,844,829	4,814,189

Cash and cash equivalents, end of period	$9,546,932	$6,203,412

Supplemental cash flow information:
Interest paid	$172	$4,498